Exhibit 99.1

                                  PRESS RELEASE

Globix Reports First Fiscal Quarter 2003 Results

     o Files SEC 10-K for fiscal year-end 2002 (ended September 30, 2002) and 10-Q for first fiscal quarter 2003 (ended December 31, 2002)
     o    Buys back 13% of its Senior Notes through February 2003

NEW YORK - March 28, 2003 - Globix Corporation (OTC: GBXX) today reported financial results for its first quarter of fiscal year 2003, which ended December 31, 2002, as well as financial results for its fiscal year 2002 which ended September 30 2002. Globix also announced that it had purchased approximately 13% of its Senior Notes through February 2003.

Revenues for the first fiscal quarter of 2003 were $16.5 million, which was $6.9 million, or 30% less than the same period in 2002. The company also reported that cost of revenues in the first fiscal quarter of 2003, however, was reduced 42% to $5.6 million from the same period in 2002, and that sales, general & administrative costs in the first fiscal quarter of 2003 were reduced 52% to $11.9 million relative to the same period a year earlier, reflecting the impact of the company's Chapter 11 restructuring and cash management efforts. Globix and two of its wholly-owned subsidiaries filed for Chapter 11 bankruptcy protection in March 2002, and emerged from bankruptcy on April 25, 2002.

Loss from operations was approximately $4.8 million for the first fiscal quarter of 2003, compared to $23 million for the same period a year earlier. For the fiscal quarter, net loss attributable to common shareholders was $5.3 million, or $.32 per share based on 16,460,000 common shares outstanding at the end of the quarter. For the same period a year earlier, the net loss attributable to common shareholders was $43.5 million or $1.11 per share based on 38,979,005 common shares then outstanding.


                        Globix Corporation & Subsidiaries
                   Un-audited Condensed Results of Operations
                  (Dollars in Thousands, Except Per Share Data)


                                                                        Quarter Ended
                                                            Successor -        Predecessor -
                                                            December            December
                                                             31,2002             31,2001

Revenue                                                        $ 16,480            $ 23,379
  Cost of Revenue                                              $  5,624            $  9,663
  Selling, General and Administrative                          $ 11,891            $ 24,748
  Depreciation & Amortization                                  $  3,727            $ 12,012
                                                       -----------------   -----------------
Loss from Operations                                           $ (4,762)          $ (23,044)
  Interest & Financing                                         $ (3,904)          $ (20,024)
  Interest Income                                              $    388           $     966
  Other Income (expense)                                       $    182           $     110
  Gain on Debt Discharge                                       $  2,727                   -
  Minority Interest on Subsidiary                              $    108           $     389
                                                       -----------------   -----------------
Net Loss                                                       $ (5,261)          $ (41,603)
  Dividends & Accretion on Preferred Stock                            -           $  (1,848)
                                                       -----------------   -----------------
Net Loss Attributable to Common Shareholders                   $ (5,261)          $ (43,451)
                                                       =================   =================
Basic & Diluted Loss Per Share Attributable to Common
Shareholders                                                   $  (0.32)          $   (1.11)
                                                       =================   =================

Weighted Average Common Shares Outstanding -
Basic and Diluted                                            16,460,000          38,979,005



About Globix:
Globix is a leading provider of managed infrastructure services for business customers. Globix delivers applications and services via its secure Data Centers, high-performance global Tier 1 IP backbone, content delivery network, and its technical professionals. Globix provides businesses with technology resources and the ability to deploy, manage and scale mission-critical Internet-based operations for optimum performance and cost efficiency.

Risk Factors and Forward-Looking Statements
This press release contains forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934. These statements are based on current information and expectations and are subject to risks and uncertainties that could cause the company's actual results to differ materially from those expressed or implied in the forward-looking statements. These risks and uncertainties include: the company's ability to retain existing customers and attract new customers; its ability to match its operating cost structure with revenue to achieve positive cash flow; the sufficiency of existing cash and cash flow to complete the company's business plan and fund its working capital requirements; the insolvency of vendors and other parties critical to the company's business; the company's existing debt obligations and history of operating losses; its ability to integrate, operate and upgrade or downgrade its network; the company's ability to recruit and retain qualified personnel needed to staff its operations; potential market or technological changes that could render the company's products or services obsolete; changes in the regulatory environment; and other changes that are discussed in the company's Annual Report on Form 10-K and other documents that the company files with the Securities and Exchange Commission.

Press Contact:
Mitchell Moore
212-625-7878
802-598-6856
mmoore@globix.com